UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 19, 2005

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification No.)

10140 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On January 24, 2005, Res-Care, Inc. filed a Report on Form 8-K to report the resignation of L. Bryan Shaul as Chief Financial Officer of ResCare and the appointment of David W. Miles as acting Chief Financial Officer. Subsequently, on or about April 1, 2005 ResCare entered into an employment agreement with Mr. Miles effective February 1, 2005. ResCare is amending the Report on Form 8-K to describe the employment agreement.

     Under the agreement, Mr. Miles, will serve as Vice President and Corporate Controller of ResCare and will also serve as Interim Chief Financial Officer until and unless another individual is appointed as Chief Financial Officer. In that position, Mr. Miles is responsible for and oversees the corporate financial functions of the Company and its subsidiaries, including Securities and Exchange Commission financial reporting. The term of the agreement is from February 1, 2005 until December 31, 2007 and it may be renewed by ResCare with Mr. Miles’ consent. The agreement may be terminated by ResCare with or without cause at any time with notice.

     The base salary is $175,000 which will increase annually on January 1 by an amount equal to the increase in the consumer price index “All Items” category. Mr. Miles is eligible for incentive compensation under which he may receive up to 40% of his base salary based on achievement of goals mutually established between ResCare’s Chairman and Mr. Miles. The incentive plan is subject to ResCare meeting certain earnings targets and provides that 65% of the maximum incentive that may be earned is based on goals established by ResCare’s Chairman and Mr. Miles and 35% is based on ResCare’s financial performance. The bonus is determined annually and may be paid in cash and/or options to purchase ResCare common shares, at ResCare’s choice. If the bonus is paid in stock options, the exercise price will be the closing price of the shares on the date the bonus is payable. In addition, under the agreement, on April 1, 2005, ResCare granted Mr. Miles options to purchase 10,000 shares of ResCare stock at an exercise price of $12.27 per share, the closing price on the grant date. The options vest in 33 1/3% increments beginning on the date of the grant.

     If the agreement is terminated without cause, Mr. Miles will receive his base salary for a period of one year as well as any earned but unpaid bonus for the prior calendar year. If the agreement is terminated for any reason, Mr. Miles will be prohibited from competing with ResCare for a period of one year.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.
Date: April 11, 2005	By	/s/ Ronald G. Geary

Ronald G. Geary Chairman, CEO and President